Exhibit 11.1

The computation of weighted average number of common shares outstanding is as follows:


                                        Year                 Year         Year
                                        ended               ended        ended
                                        January            February     February
                                        31, 1998            1, 1997     3, 1996
                                        --------           ---------    --------
Weighted average
  common shares outstanding             7,212,655          7,479,976   7,656,753


Common stock  equivalents--
 shares  issuable  under the
 1994 Omnibus  Incentive
 Plan, the 1992 Nonqualified
 Stock Option Plan, and the 1990
 Performance Units Plan                 70,660             90,812        196,837
                                        ------             ------        -------

Total Weighted Average
  Common Shares Outstanding             7,283,315          7,570,788   7,853,590
                                        =========          =========   =========



The Company repurchased 509,500 shares in fiscal year 1996 reducing the weighted average common shares outstanding.







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